Exhibit 23.2

[DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-67928 of International Game Technology on Form S-4 of our report dated August 18, 2001, appearing in the Annual Report on Form 10-K of Anchor Gaming for the year ended June 30, 2001, and to the reference to us under the heading “Experts” in the joint proxy/prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
October 19, 2001